                                                                    Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                           --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                  New York                                 13-3818954
      (Jurisdiction of incorporation or                (I. R. S. Employer
organization if not a U. S. national bank)           Identification Number)

            114 West 47th Street                           10036-1532
             New York,  New York                           (Zip Code)
            (Address of principal
             executive offices)

                           --------------------------
                             XO COMMUNICATIONS, INC.
               (Exact name of OBLIGOR as specified in its charter)

                  Delaware                                 54-1983517
       (State or other jurisdiction of                 (I. R. S. Employer
       incorporation or organization)                  Identification No.)

           11111 Sunset Hills Road                            20190
              Reston, Virginia                              (Zip code)
  (Address of principal executive offices)

                           --------------------------
                           ___% Senior Notes due 20__
                       (Title of the indenture securities)

================================================================================

                                     GENERAL


1.      General Information

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New
                      York (Board of Governors of the Federal Reserve System).
               Federal Deposit Insurance Corporation,  Washington,  D. C.
               New York State Banking Department, Albany, New York

        (b)    Whether it is authorized to exercise corporate trust powers.

                      The trustee is authorized to exercise corporate trust
               powers.


2.      Affiliations with the Obligor

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

        The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.     List of Exhibits
        T-1.1  --     Organization Certificate, as amended, issued by the State
                      of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit
                      T-1.1 to Form T-1 filed on September 15, 1995 with the
                      Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                      (Registration No. 33-97056).

        T-1.2  --     Included in Exhibit T-1.1.

        T-1.3  --     Included in Exhibit T-1.1.

        T-1.4  --     The By-laws of the United States Trust Company of New
                      York, as amended, is incorporated by reference to Exhibit
                      T-1.4 to Form T-1 filed on September 15, 1995 with the
                      Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                      (Registration No. 33-97056).

        T-1.6  --     The consent of the trustee required by Section 321(b) of
                      the Trust Indenture Act of 1939, as amended by the Trust
                      Indenture Reform Act of 1990.

        T-1.7  --     A copy of the latest report of condition of the trustee
                      pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

        As of April 20, 2000, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

        In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              ---------------------

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of April, 2000.

        UNITED STATES TRUST COMPANY OF
               NEW YORK, Trustee

By:     /s/ PATRICIA GALLAGHER
        ------------------------
        Patricia Gallagher
        Assistant Vice President

                                                          EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

March 10, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
        OF NEW YORK


        /s/Gerard F. Ganey
        ------------------------------------
By:     Gerard F. Ganey
        Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 2000
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                              $      119,590
Short-Term Investments                                                       65,126

Securities, Available for Sale                                              561,915

Loans                                                                     2,780,062
Less:  Allowance for Credit Losses                                           17,793
                                                                       ------------
     Net Loans                                                            2,762,269
Premises and Equipment                                                       64,452
Other Assets                                                                262,004
                                                                        -----------
     TOTAL ASSETS                                                        $3,835,356
                                                                         ==========

LIABILITIES
Deposits:
     Non-Interest Bearing                                            $      763,271
     Interest Bearing                                                     2,060,401
                                                                         ----------
        Total Deposits                                                    2,823,672

Short-Term Credit Facilities                                                516,480
Accounts Payable and Accrued Liabilities                                    192,956
                                                                          ---------
     TOTAL LIABILITIES                                                   $3,533,108
                                                                         ==========

STOCKHOLDER'S EQUITY
Common Stock                                                                 14,995
Capital Surplus                                                             126,551
Retained Earnings                                                           162,347
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                                      (1,645)
                                                                   ----------------

TOTAL STOCKHOLDER'S EQUITY                                                  302,248
                                                                        -----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                                $3,835,356
                                                                         ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

December 22, 2000